Exhibit 99.(a)(2)

SENTINEL GROUP FUNDS, INC.

ARTICLES SUPPLEMENTARY

SENTINEL GROUP FUNDS, INC., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (“Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST:   Pursuant to Article FIFTH of the charter of the Corporation (the “Charter”), upon the closing of the reorganization (the “Reorganization”) of Sentinel Capital Growth and Growth Leaders Funds, each a series of common stock, $0.01 par value per share (the “Common Stock”), of the Corporation, and the redemption of all outstanding shares of such series in the Reorganization, all authorized shares of such series were returned to the status of authorized but unissued shares of Common Stock without further classification or designation.  As a result of such automatic reclassification, and prior to giving effect to the classification set forth below, the number of authorized shares of Common Stock without further classification or designation is [  ].

SECOND:  Under a power contained in Article FIFTH of the charter (“Charter”) of the Corporation, and pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation (“Board of Directors”) adopted resolutions classifying and designating 120,000,000 authorized but unissued shares of common stock of the Corporation, par value $0.01 per share (the “Common Stock”), without further classification or designation, as a new series of shares of Common Stock, designated Sentinel Unconstrained Bond Fund, which series shall consist of three classes of Common Stock, each with the preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of a class of a series of Common Stock as set forth in the Charter, as follows:

Sentinel Unconstrained Bond Fund

Classes	Number of Authorized Shares
Class A	40,000,000
Class C	40,000,000
Class I	40,000,000

THIRD:  Immediately after these Articles Supplementary are accepted for record by the SDAT, the total number of authorized shares of Common Stock is 2,940,000,000, of which 520,000,000 are shares of Common Stock without further classification or designation and 2,420,000,000 are shares of Common Stock classified and designated as follows:

Class A	Number of Authorized Shares
Balanced	40,000,000
Common Stock	75,000,000
Multi-Asset Income	25,000,000
Government Securities	170,000,000

International Equity	20,000,000
Mid Cap	45,000,000
Low Duration Bond	200,000,000
Small Company	300,000,000
Sustainable Core Opportunities	40,000,000
Sustainable Mid Cap Opportunities	40,000,000
Total Return Bond	50,000,000
Unconstrained Bond Fund	40,000,000

Class C	Number of Authorized Shares
Balanced	10,000,000
Common Stock	10,000,000
Multi-Asset Income	15,000,000
Government Securities	20,000,000
International Equity	10,000,000
Mid Cap	30,000,000
Small Company	50,000,000
Total Return Bond	40,000,000
Unconstrained Bond Fund	40,000,000

Class S	Number of Authorized Shares
Low Duration Bond	400,000,000

Class I	Number of Authorized Shares
Balanced	40,000,000
Common Stock	40,000,000
Multi-Asset Income	40,000,000
Georgia Municipal Bond	40,000,000
Government Securities	40,000,000
International Equity	40,000,000
Low Duration Bond	40,000,000
Mid Cap	40,000,000
Small Company	250,000,000
Sustainable Core Opportunities	40,000,000
Sustainable Mid Cap Opportunities	40,000,000
Total Return Bond	60,000,000
Unconstrained Bond Fund	40,000,000

FOURTH:  The shares of Common Stock described in Article FIRST and Article SECOND above have been reclassified by the Board of Directors under the authority contained in the Charter.

FIFTH:  These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.  These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

FIFTH:  The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of the            day of                 , 2014.

ATTEST:		SENTINEL GROUP FUNDS, INC.

By:		By:
	Lisa F. Muller		Thomas P. Malone
	Secretary		Vice President